================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                  FORM 8-K / A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  June 30, 2000
                                 Date of Report
                        (Date of earliest event reported)

                              --------------------

                         DECRANE AIRCRAFT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       333-70365               34-1645569
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

             2361 ROSECRANS AVENUE, SUITE 180, EL SEGUNDO, CA 90245 (Address, including zip code, of principal executive offices)

                                 (310) 725-9123
              (Registrant's telephone number, including area code)

                              --------------------

                                 NOT APPLICABLE
     (Former address and telephone number of principal executive offices, if changed since last report)

                              --------------------

================================================================================

                                EXPLANATORY NOTE

     On July 13, 2000, DeCrane Aircraft Holdings, Inc. filed a Form 8-K describing our acquisition of ERDA, Inc. on June 30, 2000. At the time of the filing, certain of the financial statements of ERDA compliant with Regulation S-X were not yet available. As a result, the pro forma consolidated financial information required by the Securities Exchange Act of 1934 could not be prepared. The purpose of this Form 8-K / A is to amend our initial filing with respect to the ERDA acquisition and provide the required audited financial statements and pro forma financial information reflecting the acquisition.

                      DOCUMENTS REFERRED TO IN THIS REPORT

     DeCrane Aircraft has filed documents with the Securities and Exchange Commission that we refer to in this report. The documents we refer to and the information they contain are described below.

- Our Form 10-K for the year ended December 31, 1999. The Form 10-K includes our audited 1999 financial statements and descriptions of companies we acquired during 1999.

- Our Form 10-Q for the three months ended March 31, 2000. The Form 10-Q includes our unaudited financial statements for the three months ended March 31, 2000.

- Our Form 8-K / A (Amendment No. 1) dated December 17, 1999. Exhibit 20.2 of the Form 8-K contains our prospectus dated February 10, 2000 and includes audited financial statements of the companies we acquired during 1999.

- Our Form 8-K and Form 8-K / A (Amendment No. 1) dated May 11, 2000. The Form 8-K's includes information about our May 2000 acquisition of Carl Booth, including its audited financial statements.

- Our Form 8-K dated June 30, 2000. The Form 8-K includes information about our June 2000 acquisition of ERDA, which we are amending, in part, in this Form 8-K / A (Amendment No. 1).

     You may read and copy any reports, statements or other information we file at the SEC's reference room in Washington D.C. Please call the SEC at (202) 942-8090 for further information on the operation of the reference rooms. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC, or review our SEC filings on the SEC's EDGAR web site, which can be found at http:\\www.sec.gov. You may also write or call us at our corporate office located at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245. Our telephone number is (310) 725-9123.

ITEM 5.       OTHER EVENTS

PRIVATE PLACEMENT OF SECURITIES

     The ERDA acquisition was funded, in part, with $25.0 million of proceeds from the sale of DeCrane Aircraft 16% preferred stock and warrants to purchase 139,257 shares of DeCrane Holdings common stock at $0.01 per share. Documents pertaining to the private placement of these securities are filed as exhibits to this Form 8-K / A (Amendment No. 1).

REORGANIZATION

     Two of our subsidiaries were reorganized as limited liability companies. The certificates of formation and operating agreements are filed as exhibits to this Form 8-K / A (Amendment No. 1).

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.

     Our Form 8-K filed on July 13, 2000 is hereby amended by deleting the paragraph in Item 7(a) and replacing it with the following:

     Consolidated financial statements of ERDA, Inc. are attached hereto as follows:

                                                                                                                     PAGE
                                                                                                                     ----
     AUDITED FINANCIAL STATEMENTS

     Report of Independent Accountants .........................................................................      F-1

     Consolidated Balance Sheets as of June 30, 1998 and 1999 ..................................................      F-2

     Consolidated Statements of Income for the years ended June 30, 1998 and 1999 ..............................      F-3

     Consolidated Statements of Stockholders' Equity (Deficit) for years ended June 30, 1998 and 1999 ..........      F-4

     Consolidated Statements of Cash Flows for the years ended June 30, 1998 and 1999 ..........................      F-5

     Notes to the Consolidated Financial Statements ............................................................      F-6


     UNAUDITED INTERIM FINANCIAL STATEMENTS

     Consolidated Balance Sheets as of June 30, 1999 and unaudited March 31, 2000 ..............................     F-15

     Unaudited Consolidated Statements of Income for the nine months ended March 31, 1999 and 2000 .............     F-16

     Unaudited Consolidated Statements of Stockholders' Equity (Deficit) for the
       nine months ended March 31, 2000 ........................................................................     F-17

     Unaudited Consolidated Statements of Cash Flows for the nine months ended March 31, 1999 and 2000 .........     F-18

     Condensed Notes to the Unaudited Consolidated Financial Statements ........................................     F-19


(b)      Pro forma financial information.

     Our Form 8-K filed on July 13, 2000 is hereby amended by deleting the paragraph in Item 7(b) and replacing it with the following:

     Unaudited pro forma consolidated financial information reflecting our acquisition of ERDA, Inc., including related explanatory notes, are attached hereto as follows:

                                                                                                                     Page
                                                                                                                  ----------
     Basis of Presentation .....................................................................................      P-1

     Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2000 .......................................      P-2

     Unaudited Pro Forma Consolidated Statement of Operations for the:

       Year ended December 31, 1999 ............................................................................      P-3

       Three months ended March 31, 2000 .......................................................................      P-4

     Notes to Unaudited Pro Forma Consolidated Financial Data ..................................................      P-5

(c)      Exhibits.

      Exhibit
        No.                           Exhibit Description
     -----------  --------------------------------------------------------------

       3.3.1 Certificate of Formation and Certificate of Merger for Aerospace Display Systems, LLC **

       3.3.2 Limited Liability Company Operating Agreement for Aerospace Display Systems, LLC **

      3.19.1 Certificate of Formation and Certificate of Merger for Custom Woodwork & Plastics, LLC **

      3.19.2 Limited Liability Company Operating Agreements for Custom Woodwork & Plastics, LLC **

      3.26.1      Restated Articles of Incorporation of ERDA, Inc. **

      3.26.2      Bylaws of ERDA, Inc. (formerly ERDA Acquisition Co., Inc.) **

        4.6 Certificate of Designations, Preferences and Rights of 16% Senior Redeemable Exchangeable Preferred Stock due 2009 **

        4.7 Senior Preferred Stock Registration Rights Agreement dated as of June 30, 2000 among DeCrane Aircraft Holdings, Inc. and the Holders of Senior Preferred Stock **

       10.1 Securities Purchase Agreement dated as of June 30, 2000 among DeCrane Aircraft Holdings, Inc., DeCrane Holdings Co. and the purchasers named therein **

       10.2 Amended and Restated Investors' Agreement dated as of June 30, 2000 by and among DeCrane Holdings Co., DeCrane Aircraft Holdings, Inc. and the stockholders named therein **

       21.1       List of Subsidiaries of Registrant **

----------

     *   Previously filed
     **  Filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 DECRANE AIRCRAFT HOLDINGS, INC.
                                                          (Registrant)

August 2, 2000                 By:     /s/  RICHARD J. KAPLAN
                                       -----------------------------------------
                                       Name:    Richard J. Kaplan
                                       Title:   Senior Vice President,
                                                Chief Financial Officer,
                                                Secretary and Treasurer

                    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                        REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors
ERDA, Inc. and Subsidiary


     We have audited the consolidated balance sheets of ERDA, Inc. and Subsidiary as of June 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ERDA, Inc. and Subsidiary as of June 30, 1999 and 1998, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.



GRANT THORNTON LLP

Appleton, Wisconsin
August 18, 1999

                            ERDA, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                                           JUNE 30,
                                                                                                   ------------------------
                                                                                                       1998         1999
                                                                                                   -----------  -----------

ASSETS
Current assets
   Cash  ........................................................................................  $        64  $        29
   Accounts receivable, net .....................................................................        2,633        4,938
   Inventories ..................................................................................        4,731        5,548
   Deferred income taxes ........................................................................           -           133
   Other current assets .........................................................................           76           53
                                                                                                   -----------  -----------
     Total current assets .......................................................................        7,504       10,701

Property, plant and equipment, net ..............................................................        3,803        4,301
Other assets, principally intangibles, net ......................................................          453        2,154
                                                                                                   -----------  -----------

       Total assets .............................................................................  $    11,760  $    17,156
                                                                                                   ===========  ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Current portion of long-term debt ............................................................  $       645  $     2,016
   Accounts payable..............................................................................        1,311        1,044
   Accrued liabilities ..........................................................................        1,128        1,290
   Income taxes payable .........................................................................           -           297
                                                                                                   -----------  -----------
     Total current liabilities ..................................................................        3,084        4,647

Long-term debt ..................................................................................        6,443        9,215
Deferred income taxes ...........................................................................           -            20
Other long-term liabilities .....................................................................          268          366
                                                                                                   -----------  -----------

Commitments and contingencies (Note 12)

Stockholders' equity
   Common stock, no par value, 10,000,000 shares authorized; 5,300,746 shares
     issued and outstanding at June 30, 1998 and 1999 ...........................................        2,915        2,915
   Additional paid-in capital ...................................................................        1,346        1,346
   Stock purchase plan notes receivable .........................................................         (191)        (191)
   Accumulated deficit ..........................................................................       (2,105)      (1,162)
                                                                                                   -----------  -----------
     Total stockholders' equity .................................................................        1,965        2,908
                                                                                                   -----------  -----------

       Total liabilities and stockholders' equity ...............................................  $    11,760  $    17,156
                                                                                                   ===========  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            ERDA, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                                          YEAR ENDED
                                                                                                            JUNE 30,
                                                                                                   ------------------------
                                                                                                       1998         1999
                                                                                                   -----------  -----------
Sales ...........................................................................................  $    19,881  $    23,918
Cost of sales ...................................................................................       15,678       18,357
                                                                                                   -----------  -----------
       Gross profit .............................................................................        4,203        5,561
                                                                                                   -----------  -----------

Operating expenses
   Selling expenses .............................................................................          646          913
   General and administrative expenses ..........................................................        1,715        2,096
                                                                                                   -----------  -----------
     Total operating expenses ...................................................................        2,361        3,009
                                                                                                   -----------  -----------
       Income from operations ...................................................................        1,842        2,552

Other expenses
   Interest expense .............................................................................          828        1,053
   Minority interest in earnings of subsidiary ..................................................           -            28
   Other expenses ...............................................................................           73          192
                                                                                                   -----------  -----------
Income before provision for income taxes ........................................................          941        1,279
Provision for income taxes ......................................................................            1          336
                                                                                                   -----------  -----------
Net income ......................................................................................  $       940  $       943
                                                                                                   ===========  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            ERDA, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                         STOCK
                                                     COMMON STOCK         ADDITIONAL    PURCHASE
                                               ------------------------    PAID-IN     PLAN NOTES  ACCUMULATED
                                                 SHARES       AMOUNT       CAPITAL     RECEIVABLE     DEFICIT      TOTAL
                                               -----------  -----------  -----------  -----------  -----------  -----------
Balance, July 1, 1997 ......................     4,689,361  $     2,406  $       121  $      (191) $    (3,045) $      (709)

Net proceeds from the issuance of common
   stock ...................................       611,385          509           -            -            -           509

Proceeds from issuance of 699,383
   common stock warrants ...................            -            -         1,225           -            -         1,225

Net income .................................            -            -            -            -           940          940
                                               -----------  -----------  -----------  -----------  -----------  -----------

Balance, June 30, 1998 .....................     5,300,746        2,915        1,346         (191)      (2,105)       1,965

Net income .................................            -            -            -            -           943          943
                                               -----------  -----------  -----------  -----------  -----------  -----------

Balance, June 30, 1999 .....................     5,300,746        2,915        1,346         (191)      (1,162)       2,908
                                               ===========  ===========  ===========  ===========  ===========  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            ERDA, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                          YEAR ENDED
                                                                                                            JUNE 30,
                                                                                                   ------------------------
                                                                                                       1998         1999
                                                                                                   -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income ...................................................................................  $       940  $       943
   Adjustments to reconcile net income to net cash provided by
     (used for) operating activities
       Depreciation and amortization ............................................................          687          881
       Minority interest in earnings of subsidiary ..............................................           -            28
       Deferred income taxes ....................................................................           -          (113)
       Loss on sale of property, plant and equipment ............................................            6           -
       Changes in assets and liabilities
         Accounts receivable ....................................................................         (105)      (2,305)
         Inventories ............................................................................         (425)         428
         Other current assets ...................................................................          (38)          23
         Accounts payable .......................................................................         (174)        (267)
         Accrued liabilities ....................................................................       (1,846)         162
         Income taxes payable ...................................................................           -           297
         Deferred compensation ..................................................................           49           70
                                                                                                   -----------  -----------
           Cash provided by (used for) operating activities .....................................         (906)         147
                                                                                                   -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures .........................................................................         (883)        (897)
   Purchase of net assets in acquisition ........................................................           -        (3,100)
   Increase in other assets .....................................................................          (10)         (86)
                                                                                                   -----------  -----------
           Cash used for investing activities ...................................................         (893)      (4,083)
                                                                                                   -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long-term debt and capital leases ......................................       (2,026)        (691)
   Proceeds from issuance of long-term debt .....................................................        2,650        4,592
   Proceeds from issuance of common stock warrants ..............................................        1,225           -
   Proceeds from issuance of common stock .......................................................          359           -
   Debt issuance costs ..........................................................................         (378)          -
                                                                                                   -----------  -----------
           Cash provided by financing activities ................................................        1,830        3,901
                                                                                                   -----------  -----------

Net increase (decrease) in cash .................................................................           31          (35)

Cash at beginning of period .....................................................................           33           64
                                                                                                   -----------  -----------

Cash at end of period ...........................................................................  $        64  $        29
                                                                                                   ===========  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            ERDA, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ERDA, Inc. and subsidiary (the "Company") are integrated engineering and manufacturing companies providing seating and other aids of traveling comfort to business, government and consumer markets throughout the United States and the world. The Company also derives a portion of its revenues from providing subcontracting services to a major medical equipment manufacturer.

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of ERDA, Inc. and its 80% owned subsidiary, Trident Products, Inc. All significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to the financial statements to conform to the current presentation.

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The estimated service lives used in determining depreciation are: equipment - 3 to 12 years; furniture and fixtures - 3 to 10 years; shop tools - 3 to 10 years; demonstrator models - 5 to 10 years; and building and leasehold improvements - 5 to 40 years.

     The straight-line method of depreciation is followed for financial statement purposes, while accelerated methods are used for tax purposes.

INTANGIBLES

     Debt issuance costs are being amortized on a straight-line basis over the terms of the related long-term obligations.

     Goodwill obtained in 1999 as a result of the purchase of the assets of Derlan, Inc. will be amortized on a straight-line basis over 15 years.

INCOME TAXES

     The Company accounts for income taxes on the asset and liability method, as provided by Financial Accounting Standards No. 109. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

                            ERDA, INC. AND SUBSIDIARY

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK OPTIONS

     The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

REVENUE RECOGNITION

     Revenue is recognized by the Company when goods are shipped.


NOTE 2 - ACCOUNTS RECEIVABLE AND SIGNIFICANT CUSTOMERS

     Accounts receivable is net of an allowance for doubtful accounts of $40,000 and $92,000 at June 30, 1998 and 1999, respectively.

     Sales to customers representing 10% or more of net revenues consist of the following:

                                                     JUNE 30,
                                             -------------------------
                                                 1998         1999
                                             ------------ ------------
Customer A ................................      17.6%        24.0%
Customer B ................................      10.9%    Less than 10%
Customer C ................................  Less than 10%    12.3%


NOTE 3 - INVENTORIES

     Inventories are comprised of the following (amounts in thousands):

                                                                     JUNE 30,
                                                             ------------------------
                                                                 1998         1999
                                                             -----------  -----------
Raw materials and finished components .....................  $     3,629  $     4,299
Work in process ...........................................          772          941
Finished goods ............................................          330          308
                                                             -----------  -----------
   Total inventories ......................................  $     4,731  $     5,548
                                                             ===========  ===========

                            ERDA, INC. AND SUBSIDIARY

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment includes the following (amounts in thousands):

                                                                                                           JUNE 30,
                                                                                                   ------------------------
                                                                                                       1998         1999
                                                                                                   -----------  -----------
Land ............................................................................................  $        24  $        24
Equipment .......................................................................................        2,890        3,033
Building and leasehold improvements .............................................................        1,498        1,765
Furniture and fixtures ..........................................................................        1,019        1,639
Demonstrator models .............................................................................          785          924
Shop tools ......................................................................................          720          817
                                                                                                   -----------  -----------
   Total cost ...................................................................................        6,936        8,202
   Accumulated depreciation and amortization ....................................................       (3,133)      (3,901)
                                                                                                   -----------  -----------
     Net property, plant and equipment ..........................................................  $     3,803  $     4,301
                                                                                                   ===========  ===========

     Depreciation expense amounted to approximately $625,000 and $821,000 for the years ended June 30, 1998 and 1999, respectively.


NOTE 5 - OTHER ASSETS

     Other assets includes the following (amounts in thousands):

                                                                                                           JUNE 30,
                                                                                                   ------------------------
                                                                                                       1998         1999
                                                                                                   -----------  -----------
Goodwill ........................................................................................  $        -   $     1,675
Debt issuance costs .............................................................................          442          491
Other non-amortizable assets ....................................................................           38          124
                                                                                                   -----------  -----------
   Total cost ...................................................................................          480        2,290
   Accumulated amortization .....................................................................          (27)        (136)
                                                                                                   -----------  -----------
     Other assets, net ..........................................................................  $       453  $     2,154
                                                                                                   ===========  ===========

NOTE 6 - ACCRUED LIABILITIES

     Accrued liabilities includes the following (amounts in thousands):

                                                                                                           JUNE 30,
                                                                                                   ------------------------
                                                                                                       1998         1999
                                                                                                   -----------  -----------
Salaries and wages ..............................................................................  $       638  $       653
Customer deposits ...............................................................................           70          247
Property, payroll and other taxes ...............................................................          126          109
Interest ........................................................................................          140           72
Other ...........................................................................................          154          209
                                                                                                   -----------  -----------
   Total accrued liabilities ....................................................................  $     1,128  $     1,290
                                                                                                   ===========  ===========

                            ERDA, INC. AND SUBSIDIARY

NOTE 7 - INDEBTEDNESS

     Long-term debt includes the following:

                                                                                                           JUNE 30,
                                                                                                   ------------------------
                                                                                                       1998         1999
                                                                                                   -----------  -----------
                                                                                                        (IN THOUSANDS)
Bank Debt Facility
   Revolving credit .............................................................................  $     2,490  $     4,765
   Machinery and equipment term loan ............................................................          382          500
   Real estate loan .............................................................................          906          839
   Term loan payable ............................................................................           -           800

Secured Term Loan ...............................................................................        1,416        1,640

Note payable to Derlan, Inc. in connection with the purchase by the Company of substantially all the assets of Derlan, Inc.; secured by assets purchased; subordinated to bank loans;
     interest at 8% through July 16, 1999 and 12% thereafter; due August 15, 1999 ...............           -           750
     interest at 12%; due June 2000 .............................................................           -           250

Capital lease obligations related to furniture, office equipment, and machinery and equipment having a net book value of $948,000 at June 30, 1999; payable in varying monthly installments of $365 to $7,140 including interest at 4.7% to 25.7%;
   final payments in varying dates through August 2003 ..........................................          735          707

Unsecured term note payable to stockholder; interest payable monthly at prime plus 1.25% (9% at June 30, 1999) with an effective interest rate of 22.4%
   over the term of the note in connection with accretion for the detachable
   warrants to purchase shares of common stock (Note 10); final payment due April 2003 ..........          400          421

Notes payable in varying monthly installments of $588 to $2,033, including interest at 8% to 9.75%; collateralized by equipment; final payments in
   varying dates through October 2002 ...........................................................          175          192

Note payable to the City of Peshtigo in monthly installments of $3,257, including interest at 5%;
   collateralized by certain machinery and equipment and the personal guarantee of the
   majority stockholder; final payment due January 2004 .........................................          191          160

Note payable to the City of Peshtigo in monthly installments of $1,451, including interest at 7%;
   collateralized by substantially all assets (subordinate to bank notes), certain machinery and equipment and the personal guarantee of the majority stockholder; final payment
   due June 2005 ................................................................................           96           85

Note payable to the City of Peshtigo in monthly installments of $2,121, including interest
   at 8%; collateralized by certain machinery and equipment; final payment due July 2001 ........           70           49

Note payable to the City of Peshtigo in monthly installments of $866, including interest at 7%;
   collateralized by certain machinery and equipment and the personal guarantee of the majority
   stockholder; final payment due June 2005 .....................................................           58           51

Note payable to the City of Peshtigo in monthly installments of $971, including interest at 8%;
   collateralized by certain machinery and equipment; final payment due June 2001 ...............           31           22

Various loans paid in 1999 ......................................................................          138           -
                                                                                                   -----------  -----------
   Total long-term debt .........................................................................        7,088       11,231
   Less current maturities ......................................................................         (645)      (2,016)
                                                                                                   -----------  -----------
     Long-term debt, less current portion .......................................................  $     6,443  $     9,215
                                                                                                   ===========  ===========

                            ERDA, INC. AND SUBSIDIARY

NOTE 7 - INDEBTEDNESS (CONTINUED)

BANK DEBT FACILITY

     The Company has a financing agreement with their bank. The debt facility, which is secured by substantially all the assets of the Company, includes the following:

- $6,000,000 revolving credit note, interest payable monthly at prime plus .5% on eligible accounts receivable and inventory, due
         August 2002;

- $500,000 machinery and equipment term loan, monthly principal installments of $5,952 plus interest at 8.25%, with balance due August 2002;

- $850,000 real estate loan, monthly principal installments of $4,660 plus interest at 8.25%, with balance due August 2002; and

- $800,000 special term loan, monthly principal installments of $33,333 plus interest at prime plus .5%, with balance due June 2001.

     The terms of these financing agreements include provisions which require the maintenance of certain tangible net worth, subordinated debt and debt to tangible net worth plus subordinated debt levels. The financing agreements also require that the Company obtain certain levels of profitability for its fiscal year ended June 30, 1999 and for future periods, among other requirements. In the event that these levels are not met, all liabilities due the bank are due and payable immediately at the option of the bank.

SECURED TERM LOAN

     In May of 1998, the Company secured a term loan in the face amount of $2,500,000. The note bears a stated interest rate of 13.5%, with an effective interest rate of 54.6% over the term of the note in connection with accretion for the detachable warrants to purchase shares of common stock. The note is secured by a second lien on substantially all the assets of the Company and is subordinate to the bank notes. It matures in May 2003. In connection with this loan, the Company issued to the lender a warrant, which allows for purchase of 7.0% of the diluted outstanding common stock as of May 1998 at $.01 per share. On the second anniversary of the closing of the loan, additional shares will accrue at 1% of diluted outstanding common stock as of May 1998 per year until maturity or prepayment of the loan. For 30 days after maturity of the note, the lender may put the warrant back to the Company for fair market value, if not previously exercised (Note 10).

AGGREGATE MATURITIES

     Current maturities of indebtedness at June 30, 1999 are as follows (amounts in thousands):

                                                                                     CAPITAL LEASE OBLIGATIONS
                                                                                     -------------------------  NET PRESENT
                                                                                                      AMOUNTS     VALUE OF
                                                                            NOTES        MINIMUM   REPRESENTING   LONG-TERM
                                                                           PAYABLE      PAYMENTS     INTEREST       DEBT
                                                                         -----------  -----------  -----------  -----------
Year ending June 30,
   2000................................................................  $     1,678  $       397  $       (59) $     2,016
   2001................................................................          691          293          (23)         961
   2002................................................................          229          100           (3)         326
   2003................................................................        8,790            2           -         8,792
   2004................................................................           48           -            -            48
   Thereafter..........................................................           27           -            -            27
                                                                         -----------  -----------  -----------  -----------
     Total maturities .................................................       11,463          792          (85)      12,170
     Less future accretion of debt issued with stock warrants..........         (939)          -            -          (939)
                                                                         -----------  -----------  -----------  -----------
       Total long-term debt ...........................................  $    10,524  $       792  $       (85) $    11,231
                                                                         ===========  ===========  =========== ============

                            ERDA, INC. AND SUBSIDIARY

NOTE 8 - INCOME TAXES

     Deferred tax assets and liabilities are comprised of the following (amounts in thousands):

                                                                               JUNE 30, 1998             JUNE 30, 1999
                                                                         ------------------------  ------------------------
                                                                         SHORT-TERM     LONG-TERM  SHORT-TERM    LONG-TERM
                                                                         (LIABILITY)   (LIABILITY) (LIABILITY)  (LIABILITY)
                                                                            ASSET         ASSET        ASSET        ASSET
                                                                         -----------  -----------  -----------  -----------
Accounts receivable reserve ...........................................  $        14  $        -   $        31  $        -
Inventory obsolescence reserve ........................................           82           -            77           -
Interest accrual ......................................................           16           -            -            -
Accrued compensation ..................................................            8           -            -            -
Other, net ............................................................           17           -            28           10
Accelerated depreciation ..............................................           -          (340)          -          (292)
Federal net operating loss carryforward ...............................           -           207           -            -
Federal research credits ..............................................           -           128           -            91
Alternative minimum tax credits .......................................           -            74          103           -
Deferred compensation .................................................           -            85           -           163
State credit carryovers and net operating loss carryover,
   net of federal tax impact ..........................................           32           11           -             8
                                                                         -----------  -----------  -----------  -----------
     Gross deferred asset (liability) .................................          169          165          239          (20)
     Valuation allowance ..............................................         (169)        (165)        (106)          -
                                                                         -----------  -----------  -----------  -----------
       Net deferred tax asset (liability) .............................  $        -   $        -   $       133  $       (20)
                                                                         ===========  ===========  ===========  ===========

     The effective tax rate differs from the U.S. federal statutory rate principally due to state income taxes and the increase in the valuation allowance.

     The valuation allowance was decreased by $228,000 during 1999 based on management's reevaluation of the likelihood of realization.

     For income tax purposes, the Company has the following items to carryforward to reduce income taxes in future years through the year of expiration indicated (amounts in thousands):

                                                                                         FEDERAL      FEDERAL       STATE
                                                                                        RESEARCH       JOBS       RESEARCH
                                                                                         CREDIT       CREDIT       CREDIT
                                                                                      -----------  -----------  -----------
Year of expiration
   2000 ............................................................................  $        48  $         7  $        -
   2001 ............................................................................           43            3            8
                                                                                      -----------  -----------  -----------
     Total .........................................................................  $        91  $        10  $         8
                                                                                      ===========  ===========  ===========

     In addition to the credits listed above, the Company has alternative minimum tax (AMT) credit carryforwards of approximately $103,000. The AMT credits do not expire and can be used when the Company's federal tax liability exceeds the AMT liability.

                            ERDA, INC. AND SUBSIDIARY

NOTE 9 - STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Company has three nonqualified stock option plans for certain key officers, outside directors and other key salaried employees. No compensation expense related to stock option grants was recorded in 1998 and 1999 as the option exercise prices were equal to fair market value on the date of grant.

1994 PLAN

     The total shares available and granted on July 1, 1994, were 567,415. The shares are available at a purchase price of $0.35066 per share and vest under the stock option plan at various dates over a three-year period. On January 2, 1995, options to purchase 543,355 shares were exercised under a stock purchase agreement. The stock purchase was financed by the Company through a note with the employees at an annual interest rate of 5.75%. The interest and principal are due the earlier of July 2004 or upon the sale or transfer of any portion of the shares or termination of employment. The outstanding balance of the notes of $191,000 at June 30, 1998 and 1999 has been recorded as a reduction of stockholders' equity.

1997, 1998 AND 1999 PLANS

     The total shares available and granted on July 15, 1997 were 277,800. The shares are available at a purchase price of $1.75 per share and vest under the stock option plan over a four-year period.

     The total shares available and granted at various dates during 1998 were 70,000. The shares were available initially at a purchase price of $4.25 per share; this was amended to $2.25 per share in January 1999. Vesting under the plan varies, with all options fully vested within a four-year period.

     The 1997, 1998 and 1999 plans are subject to the disclosure rules of SFAS 123, Accounting for Stock Based Compensation. Management has determined that the impact of SFAS 123 on the net income and stockholders' equity was not material as of and for the years ended June 30, 1998 and 1999.

STOCK APPRECIATION RIGHTS

     The subsidiary has granted 145,000 shares in a stock appreciation rights program. A $25,000 expense was recognized related to this program for the year ended June 30, 1999.


NOTE 10 - STOCK WARRANTS

     In November of 1997, the Company issued warrants to purchase common stock. Proceeds amounted to $300,000. The warrants allow for conversion into 109,092 of common shares solely at the discretion of the warrant holder at no cost. During 1998, 47,323 shares of common stock were issued under this agreement. The warrants may be exercised at any time through their expiration date of December 2000.

     In April of 1998, the Company issued warrants to an individual to acquire 50,000 shares of common stock at an exercise price of $0.01 per share. The warrants were issued in conjunction with an unsecured term note payable to stockholder. Additional paid-in capital was credited for $105,000 to recognize the fair market value of the total available stock warrants under the agreement. An additional warrant to acquire 10,000 shares at $0.01 per share will be available in the event the outstanding principal and interest due is not paid in full by the second anniversary date. During 1998, 50,000 shares of common stock were issued to an individual under the agreement.

     In May of 1998, the Company issued warrants to purchase 433,130 shares of common stock. The warrants were issued in conjunction with a secured term loan, subordinate to the bank notes (Note 7). Additional paid-in capital was credited for $1,120,000 to recognize the fair market value of the total available stock warrants under the agreement. On the second anniversary of the closing of the loan, additional shares will accrue until maturity or prepayment of the loan. The total shares available are as follows: 2000 - 569,121; and 2001 - 639,383.

     The total shares available and granted at various dates during 1999 were 125,000. The shares are available at a purchase price of $2.25 per share. Vesting under the plan varies, with all options fully vested within a five-year period.

                            ERDA, INC. AND SUBSIDIARY

NOTE 11 - DEFERRED COMPENSATION

     The Company has entered into a deferred compensation agreement with one of its key officers. Benefits are accrued based on a percentage of gross revenues in excess of stated amounts. The amount charged to operations for this plan was $49,000 and $70,000 for the years ended June 30, 1998 and 1999, respectively. Other long-term liabilities include accrued deferred compensation of $251,000 and $321,000 at June 30, 1998 and 1999, respectively.


NOTE 12 - COMMITMENTS AND CONTINGENCIES

     Trident Products, Inc. leases its land and building under a ten year operating lease expiring on March 31, 2008.

     Rental expense for all operating leases was approximately $250,000 and $270,000 for the years ended June 30, 1998 and 1999, respectively. Future minimum rental payments required under operating leases having noncancelable terms in excess of one year as of June 30, 1999 are as follows (amounts in thousands):

Year ending June 30,
   2000.......................................................  $       289
   2001.......................................................          338
   2002.......................................................          357
   2003.......................................................          347
   2004.......................................................          336
   Thereafter ................................................        1,416
                                                                -----------
     Total minimum payments ..................................  $     3,083
                                                                ===========

     The Company is self-funded for its employees' health benefits. The Company has "stop-loss" coverage for costs in excess of $20,000 per individual per year.


NOTE 13 - CONSOLIDATED STATEMENTS OF CASH FLOWS

     The following information supplements the Company's consolidated statement of cash flows (amounts in thousands, except share data).

                                                                                                      YEAR ENDED JUNE 30,
                                                                                                   ------------------------
                                                                                                       1998         1999
                                                                                                   -----------  -----------
Purchase of substantially all of the assets of Derlan, Inc. as follows:
   Inventories ..................................................................................  $        -   $     1,245
   Equipment ....................................................................................           -           180
   Goodwill .....................................................................................           -         1,675
                                                                                                   -----------  -----------
     Total cash paid for acquisition ............................................................  $        -   $     3,100
                                                                                                   ===========  ===========

Cash paid during the year for:
   Interest......................................................................................  $       708  $     1,121
   Income taxes..................................................................................           -           152

Noncash investing and financing activities:
   Equipment acquired under capital lease obligations ...........................................  $       234  $       242
   Unsecured notes payable to stockholders converted to 428,570 shares of common stock ..........          150           -

                            ERDA, INC. AND SUBSIDIARY

NOTE 14 - RETIREMENT SAVINGS PLAN

     The Company has a 401(k) savings plan covering substantially all employees. As such, the Company's employees may make voluntary contributions to the plan with a discretionary match made by the Company. The Company's contributions to the plan amounted to approximately $26,000 and $63,000 for the years ended June 30, 1998 and 1999, respectively.


NOTE 15 - SUBSEQUENT EVENTS (UNAUDITED)

     On June 30, 2000, all of the Company's common stock was purchased by a wholly-owned subsidiary of DeCrane Aircraft Holdings, Inc. pursuant to a merger agreement and related plan of merger approved by the Company's stockholders on June 23, 2000. Immediately prior to the effective time of the merger, the Company distributed to each stockholder, on a pro rata basis, the shares of its Trident Products subsidiary.

                            ERDA, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                                     JUNE 30,     MARCH 31,
                                                                                                       1999         2000
                                                                                                   -----------  -----------
                                                                                                                 (UNAUDITED)
ASSETS

Current assets
   Cash  ........................................................................................  $        29  $        21
   Accounts receivable, net .....................................................................        4,938        5,538
   Inventories ..................................................................................        5,548        8,595
   Deferred income taxes ........................................................................          133          200
   Other current assets .........................................................................           53          277
                                                                                                   -----------  -----------
     Total current assets .......................................................................       10,701       14,631

Property, plant and equipment, net ..............................................................        4,301        4,321
Other assets, principally intangibles, net ......................................................        2,154        2,114
                                                                                                   -----------  -----------

       Total assets .............................................................................  $    17,156  $    21,066
                                                                                                   ===========  ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Current portion of long-term debt ............................................................  $     2,016  $     2,098
   Accounts payable..............................................................................        1,044        3,143
   Accrued liabilities ..........................................................................        1,290        1,640
   Income taxes payable .........................................................................          297          368
                                                                                                   -----------  -----------
     Total current liabilities ..................................................................        4,647        7,249

Long-term debt ..................................................................................        9,215        9,867
Deferred income taxes ...........................................................................           20           -
Other long-term liabilities .....................................................................          366          500
                                                                                                   -----------  -----------

Commitments and contingencies (Note 12)

Stockholders' equity
   Common stock, no par value, 10,000,000 shares authorized; 5,300,746 shares
     issued and outstanding at June 30, 1999 and March 31, 2000..................................        2,915        2,915
   Additional paid-in capital ...................................................................        1,346        1,346
   Stock purchase plan notes receivable .........................................................         (191)        (191)
   Accumulated deficit ..........................................................................       (1,162)        (620)
                                                                                                   -----------  -----------
     Total stockholders' equity .................................................................        2,908        3,450
                                                                                                   -----------  -----------

       Total liabilities and stockholders' equity ...............................................  $    17,156  $    21,066
                                                                                                   ===========  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            ERDA, INC. AND SUBSIDIARY

                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)


                                                                                                       NINE MONTHS ENDED
                                                                                                           MARCH 31,
                                                                                                   ------------------------
                                                                                                       1999         2000
                                                                                                   -----------  -----------
                                                                                                          (UNAUDITED)
Sales ...........................................................................................  $    17,510  $    20,525
Cost of sales ...................................................................................       13,721       15,798
                                                                                                   -----------  -----------

       Gross profit .............................................................................        3,789        4,727
                                                                                                   -----------  -----------

Operating expenses
   Selling expenses .............................................................................          670          863
   General and administrative expenses ..........................................................        1,669        1,842
   Nonrecurring start-up costs ..................................................................           -            90
                                                                                                   -----------  -----------
     Total operating expenses ...................................................................        2,339        2,795
                                                                                                   -----------  -----------

       Income from operations ...................................................................        1,450        1,932

Other expenses
   Interest expense .............................................................................          632          897
   Minority interest in earnings of subsidiary ..................................................           -            45
   Other expenses ...............................................................................          184          184
                                                                                                   -----------  -----------

Income before provision for income taxes ........................................................          634          806
Provision for income taxes ......................................................................          166          264
                                                                                                   -----------  -----------

Net income ......................................................................................  $       468  $       542
                                                                                                   ===========  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            ERDA, INC. AND SUBSIDIARY

       UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                         STOCK
                                                     COMMON STOCK         ADDITIONAL    PURCHASE
                                               ------------------------    PAID-IN     PLAN NOTES   ACCUMULATED
                                                 SHARES       AMOUNT       CAPITAL     RECEIVABLE      DEFICIT     TOTAL
                                               -----------  -----------  -----------  -----------  -----------  -----------
Balance, June 30, 1999 .....................     5,300,746        2,915        1,346         (191)      (1,162)       2,908

Net income (unaudited) .....................            -            -            -            -           542          542
                                               -----------  -----------  -----------  -----------  -----------  -----------

Balance, March 31, 2000 (unaudited) ........     5,300,746  $     2,915  $     1,346  $      (191) $      (620) $     3,450
                                               ===========  ===========  ===========  ===========  ===========  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            ERDA, INC. AND SUBSIDIARY

                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                                       NINE MONTHS ENDED
                                                                                                           MARCH 31,
                                                                                                   ------------------------
                                                                                                       1999         2000
                                                                                                   -----------  -----------
                                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income ...................................................................................  $       468  $       542
   Adjustments to reconcile net income to net cash provided by (used for) operating activities
     Depreciation and amortization ..............................................................          472          765
     Minority interest in earnings of subsidiary ................................................           -            45
     Deferred income taxes ......................................................................           -           (87)
     Loss on sale of property, plant and equipment ..............................................           -            -
     Changes in assets and liabilities
       Accounts receivable ......................................................................       (1,053)        (600)
       Inventories ..............................................................................          495       (3,047)
       Other current assets .....................................................................         (225)        (224)
       Accounts payable .........................................................................         (378)       2,099
       Accrued liabilities ......................................................................          415          403
       Income taxes payable .....................................................................          126           71
       Deferred compensation ....................................................................           53          104
                                                                                                   -----------  -----------
         Cash provided by operating activities ..................................................          373           71
                                                                                                   -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures .........................................................................         (752)        (785)
   Purchase of net assets in acquisition ........................................................           -            -
   Increase in other assets .....................................................................          183           42
                                                                                                   -----------  -----------
         Cash used for investing activities .....................................................         (569)        (743)
                                                                                                   -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long-term debt and capital leases ......................................         (510)        (408)
   Proceeds from issuance of long-term debt .....................................................          644        1,072
                                                                                                   -----------  -----------
         Cash provided by financing activities ..................................................          134          664
                                                                                                   -----------  -----------

Net decrease in cash ............................................................................          (62)          (8)

Cash at beginning of period .....................................................................           64           29
                                                                                                   -----------  -----------

Cash at end of period ...........................................................................  $         2  $        21
                                                                                                   ===========  ===========

                        The accompanying notes are an integral part of these
                       consolidated financial statements.

                            ERDA, INC. AND SUBSIDIARY

         CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

     The consolidated interim financial statements included in this report are unaudited. The Company believes the interim financial statements are presented on a basis consistent with the audited financial statements. The Company also believes that the interim financial statements contain all adjustments necessary for a fair presentation of the results for such interim periods. All of these adjustments are normal recurring adjustments. The results of operations for interim periods do not necessarily predict the operating results for the full year. The consolidated balance sheet as of June 30, 1999 has been derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles as permitted by interim reporting requirements. The information included in this report should be read in conjunction with the audited financial statements and related notes included elsewhere herein.


NOTE 2 - NONRECURRING START-UP COSTS

     Nonrecurring start-up costs reflect non-capitalizable costs incurred through March 31, 2000 in connection with establishing a Mexico-based medical products manufacturing facility.


NOTE 3 - INVENTORIES

     Inventories are comprised of the following (amounts in thousands):

                                                                                                     JUNE 30,     MARCH 31,
                                                                                                       1999         2000
                                                                                                   -----------  -----------
                                                                                                                 (UNAUDITED)
Raw materials and finished components ...........................................................  $     4,299  $     7,542
Work in process .................................................................................          941          710
Finished goods ..................................................................................          308          343
                                                                                                   -----------  -----------
   Total inventories ............................................................................  $     5,548  $     8,595
                                                                                                   ===========  ===========


NOTE 4 - ACCRUED LIABILITIES

     Accrued liabilities includes the following (amounts in thousands):

                                                                                                     JUNE 30,     MARCH 31,
                                                                                                       1999         2000
                                                                                                   -----------  -----------
                                                                                                                 (UNAUDITED)
Salaries and wages ..............................................................................  $       653  $       871
Customer deposits ...............................................................................          247          541
Property, payroll and other taxes ...............................................................          109           93
Interest ........................................................................................           72          120
Other ...........................................................................................          209           15
                                                                                                   -----------  -----------
   Total accrued liabilities ....................................................................  $     1,290  $     1,640
                                                                                                   ===========  ===========


NOTE 5 - SUBSEQUENT EVENTS

     On June 30, 2000, all of the Company's common stock was purchased by a wholly-owned subsidiary of DeCrane Aircraft Holdings, Inc. pursuant to a merger agreement and related plan of merger approved by the Company's stockholders on June 23, 2000. Immediately prior to the effective time of the merger, the Company distributed to each stockholder, on a pro rata basis, the shares of its Trident Products subsidiary.

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

                              BASIS OF PRESENTATION

     The following unaudited pro forma consolidated financial data for DeCrane Aircraft is based on our historical financial statements adjusted to reflect:

     - our 1999 PATS, PPI, Custom Woodwork, PCI NewCo, International Custom Interiors and Infinity acquisitions; and

     - our 2000 Carl Booth and ERDA acquisitions, which were completed subsequent to March 31, 2000.

     For additional information on the 1999 acquisitions, see the notes to our audited consolidated financial statements included in our Form 10-K for the year ended December 31, 1999. For additional information on the Carl Booth acquisition, see our Form 8-K filed on May 25, 2000 and our Form 8-K / A (Amendment No. 1) filed on June 16, 2000. For additional information on the ERDA acquisition, see our Form 8-K filed on July 13, 2000 and Item 7(a) included elsewhere in this Form 8-K. Unaudited pro forma consolidated statements of operations are presented for the year ended December 31, 1999 and the three months ended March 31, 2000. The statements reflect all of our acquisitions as if they had occurred as of January 1, 1999. The unaudited pro forma balance sheet reflects the Carl Booth and ERDA acquisitions as of March 31, 2000; all of the 1999 acquisitions had occurred by that date and are therefore reflected in our historical balance sheet.

     The pro forma adjustments are based upon available information and assumptions management believes are reasonable under the circumstances. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with our historical audited and unaudited financial statements and related notes and the historical audited financial statements and related notes of the companies we have acquired. The pro forma financial data does not purport to represent what our actual results of operations or actual financial position would have been if the transactions described above in fact occurred on such dates or to project our results of operations or financial position for any future period or date.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2000

                                                                             COMPANIES ACQUIRED SUBSEQUENT
                                                                 DECRANE         TO MARCH 31, 2000 (2)
                                                                AIRCRAFT       ----------------------------
                                                               HISTORICAL (1)  HISTORICAL (3)   ADJUSTMENTS         PRO FORMA
                                                              --------------   -------------    -----------        -----------

                                                                                    (DOLLARS IN THOUSANDS)
ASSETS
Current assets
   Cash and cash equivalents ...........................      $       648       $    2,798       $     8,489   (4)  $    11,935
   Accounts receivable, net ............................           42,755            7,177                -              49,932
   Inventories .........................................           62,174           11,590                -              73,764
   Deferred income taxes ...............................            5,452              200                -               5,652
   Prepaid expenses and other current assets ...........            2,110              103                -               2,213
                                                              -----------       ----------       -----------        -----------
     Total current assets ..............................          113,139           21,868             8,489            143,496
                                                              -----------       ----------       -----------        -----------
Property and equipment, net ............................           37,223            5,631                -              42,854
                                                              -----------       ----------       -----------        -----------
Other assets, principally intangibles, net
   Goodwill and other intangibles ......................          356,588            1,591            31,858   (5)      390,037
   Deferred financing costs ............................           11,517              188             1,712   (6)       13,417
   Other assets ........................................            1,220              334                -               1,554
                                                              -----------       ----------       -----------        -----------
     Net other assets, principally intangibles .........          369,325            2,113            33,570            405,008
                                                              -----------       ----------       -----------        -----------
       Total assets ....................................      $   519,687       $   29,612       $    42,059        $   591,358
                                                              ===========       ==========       ===========        ===========


LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND
STOCKHOLDER'S EQUITY

Current liabilities
   Current portion of long-term debt .......................  $     5,544       $    2,000       $    (1,047)  (7)  $     6,497
   Accounts payable ........................................       15,840            3,771                -              19,611
   Accrued liabilities .....................................       27,976            4,651              (119)  (8)       32,508
   Income taxes payable ....................................        3,994              366                -               4,360
                                                              -----------       ----------       -----------        -----------
     Total current liabilities .............................       53,354           10,788            (1,166)            62,976
                                                              -----------       ----------       -----------        -----------

Long-term debt
   Senior revolving credit facility ........................       26,100               -            (26,100)  (7)           -
   Senior term facility ....................................      207,525               -             54,287   (7)      261,812
   Senior subordinated notes ...............................      100,000               -                 -             100,000
   Other long-term obligations .............................        1,263            9,795            (8,881)  (7)        2,177
                                                              -----------       ----------       -----------        -----------
     Total long-term debt ..................................      334,888            9,795            19,306            363,989
                                                              -----------       ----------       -----------        -----------

Deferred income taxes ......................................       21,763               -                 -              21,763
Other long-term liabilities ................................        3,223              448                -               3,671
Mandatorily redeemable preferred stock .....................           -                -             25,000   (9)       25,000
Stockholder's equity .......................................      106,459            8,581            (1,081) (10)      113,959
                                                              -----------       ----------       -----------        -----------

       Total liabilities, mandatorily redeemable
          preferred stock and stockholder's equity .........  $   519,687       $   29,612       $    42,059        $   591,358
                                                              ===========       ==========       ===========        ===========


           See accompanying Notes to Unaudited Pro Forma Consolidated
                                Financial Data.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999

                                                                             ACQUISITION ADJUSTMENTS (12)
                                                              DECRANE      ------------------------------
                                                             AIRCRAFT       HISTORICAL
                                                          HISTORICAL (11)  RESULTS (13)   ADJUSTMENTS        PRO FORMA
                                                          ---------------  ------------   ---------------    ---------

                                                                             (DOLLARS IN THOUSANDS)
Revenues ................................................  $   244,048   $   88,067      $    (2,890) (14)  $   329,225
Cost of sales ...........................................      165,871       63,386           (2,890) (14)      226,367
                                                           -----------   ----------      -----------        -----------

     Gross profit .......................................       78,177       24,681               -             102,858

Selling, general and administrative expenses ............       40,803        8,831           (1,206) (15)       48,428
Amortization of intangible assets........................       13,073          363            2,667  (16)       16,103
                                                           -----------   ----------      -----------        -----------

     Operating income ...................................       24,301       15,487           (1,461)            38,327

Interest expense ........................................       27,918        1,084           10,446  (17)       39,448
Other income ............................................         (199)         (54)              -                (253)
                                                           -----------   ----------      -----------        -----------

Income (loss) before provision for income
   taxes and extraordinary item .........................       (3,418)      14,457          (11,907)              (868)

Provision for income taxes (benefit) ....................          952         (438)           1,802  (18)        2,316
                                                           -----------   ----------      -----------        -----------

Net income (loss) .......................................  $    (4,370)  $   14,895      $   (13,709)       $    (3,184)
                                                           ===========   ==========      ===========        ===========


           See accompanying Notes to Unaudited Pro Forma Consolidated
                                Financial Data.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 2000

                                                                             ACQUISITION ADJUSTMENTS (12)
                                                              DECRANE      ------------------------------
                                                             AIRCRAFT       HISTORICAL
                                                          HISTORICAL (11)  RESULTS (13)   ADJUSTMENTS        PRO FORMA
                                                          ---------------  ------------   ---------------    ---------

                                                                             (DOLLARS IN THOUSANDS)
Revenues ................................................  $    79,178   $   11,876      $    (1,102) (14)  $    89,952
Cost of sales ...........................................       53,026        7,716           (1,102) (14)       59,640
                                                           -----------   ----------      -----------        -----------

     Gross profit .......................................       26,152        4,160               -              30,312

Selling, general and administrative expenses ............       11,046        1,152               -   (15)       12,198
Amortization of intangible assets........................        4,213           84              195  (16)        4,492
                                                           -----------   ----------      -----------        -----------

     Operating income ...................................       10,893        2,924             (195)            13,622

Interest expense ........................................        8,676          285            1,342  (17)       10,303
Other expenses ..........................................           64           -                -                  64
                                                           -----------   ----------      -----------        -----------

Income (loss) before provision for income
    taxes and extraordinary item ........................        2,153        2,639           (1,537)             3,255

Provision for income taxes ..............................        1,398          223              299  (18)        1,920
                                                           -----------   ----------      -----------        -----------

Net income (loss) .......................................  $       755   $    2,416      $    (1,836)       $     1,335
                                                           ===========   ==========      ===========        ===========

           See accompanying Notes to Unaudited Pro Forma Consolidated
                                Financial Data.

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(1) Reflects our financial position subsequent to our 1999 PATS, PPI, Custom Woodwork, PCI NewCo, International Custom Interiors and Infinity acquisitions. Excludes the effect of our acquisition of Carl Booth and ERDA, which occurred subsequent to March 31, 2000.

(2) Reflects our acquisitions of Carl Booth and ERDA subsequent to March 31, 2000. The acquisitions were funded with borrowings under our senior credit facility, a capital contribution from DeCrane Holdings and the proceeds from the sale of preferred stock. Concurrently with the Carl Booth acquisition financing, we also increased our senior term debt borrowings to refinance other existing senior credit facility indebtedness and to raise additional cash to fund future acquisitions. The sources and uses of funds were as follows:

                                                                           CARL BOOTH     SENIOR
                                                                               AND        CREDIT
                                                                              ERDA       FACILITY
                                                                          ACQUISITIONS  REFINANCING  PRO FORMA
                                                                          ------------  ----------- -----------
                                                                                  (DOLLARS IN THOUSANDS)
       SOURCES:

       Acquisition financing:
         Senior credit facility borrowings .............................  $    15,713  $   (15,713) $        -
         Proceeds from sale of preferred stock .........................       25,000           -        25,000
         Capital contribution from DeCrane Holdings ....................        7,500           -         7,500
       Senior credit facility refinancing (a):
         Term A facility ...............................................           -         2,500        2,500
         Term D facility ...............................................           -        52,500       52,500
                                                                          -----------  -----------  -----------
           Total sources ...............................................  $    48,213  $    39,287  $    87,500
                                                                          ===========  ===========  ===========

       USES:

       Carl Booth acquisition:
         Purchase of net assets ........................................  $    18,653  $        -   $    18,653
         Acquisition fees and expenses .................................          845           -           845
       ERDA acquisition:
         Purchase of common stock ......................................       14,955           -        14,955
         Debt repaid at acquisition, including accrued interest ........       10,760           -        10,760
         Acquisition fees and expenses .................................        3,000           -         3,000
       Senior credit facility refinancing (a):
         Acquisition revolving credit facility (b)......................           -        25,000       25,000
         Working capital revolving credit facility (b)..................           -         1,100        1,100
         Financing fees and expenses ...................................           -         1,900        1,900
         Excess cash (b) ...............................................           -        11,287       11,287
                                                                          -----------  -----------  -----------
           Total uses ..................................................  $    48,213  $    39,287  $    87,500
                                                                          ===========  ===========  ===========

----------
       (a) Excludes the conversion of $69.3 million of Term C indebtedness to Term B indebtedness in conjunction with the refinancing.

       (b) A portion of the proceeds from the financing were used to repay $32.0 million of then existing revolving credit facility borrowings. The pro forma balance sheet reflects the repayment of $26.1 million of revolving credit facility borrowings outstanding as of March 31, 2000 and the excess funds as cash.

(3) Reflects the historical financial position of Carl Booth and ERDA, which we acquired subsequent to March 31, 2000 and therefore are not included in our historical amounts. A table summarizing their financial position as of March 31, 2000 appears below.

                                                                                   ERDA AND SUBSIDIARY
                                                                                 -----------------------
                                                                      CARL                      NOT
                                                                      BOOTH       TOTAL (a)  ACQUIRED (b)    TOTAL
                                                                   -----------  -----------  -----------  -----------
                                                                                 (DOLLARS IN THOUSANDS)
       ASSETS

       Current assets
         Cash and cash equivalents ..............................  $     2,798  $        21  $       (21) $     2,798
         Accounts receivable, net ...............................        1,930        5,538         (291)       7,177
         Inventories ............................................        3,647        8,595         (652)      11,590
         Deferred income taxes ..................................           -           200           -           200
         Prepaid expenses and other current assets ..............           -           277         (174)         103
                                                                   -----------  -----------  -----------  -----------
           Total current assets .................................        8,375       14,631       (1,138)      21,868
                                                                   -----------  -----------  -----------  -----------

       Property and equipment, net ..............................        1,734        4,321         (424)       5,631
                                                                   -----------  -----------  -----------  -----------

       Other assets, principally intangibles, net
         Goodwill and other intangibles .........................           -         1,591           -         1,591
         Deferred financing costs ...............................           -           188           -           188
         Other assets ...........................................           -           335           (1)         334
                                                                   -----------  -----------  -----------  -----------
           Net other assets, principally intangibles ............           -         2,114           (1)       2,113
                                                                   -----------  -----------  -----------  -----------

              Total assets ......................................  $    10,109  $    21,066  $    (1,563) $    29,612
                                                                   ===========  ===========  ===========  ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY

       Current liabilities
         Current portion of long-term debt ......................  $        -   $     2,098  $       (98) $     2,000
         Accounts payable .......................................          765        3,143         (137)       3,771
         Accrued liabilities ....................................        3,132        1,640         (121)       4,651
         Income taxes payable ...................................           -           368           (2)         366
                                                                   -----------  -----------  -----------  -----------
           Total current liabilities ............................        3,897        7,249         (358)      10,788

       Long-term debt ...........................................           -         9,867          (72)       9,795
       Other long-term liabilities ..............................           -           500          (52)         448

       Stockholders' equity .....................................        6,212        3,450       (1,081)       8,581
                                                                   -----------  -----------  -----------  -----------

              Total liabilities and stockholders' equity ........  $    10,109  $    21,066  $    (1,563) $    29,612
                                                                   ===========  ===========  ===========  ===========


       --------------------
       (a) Reflects the financial position of ERDA and its majority-owned subsidiary.

       (b) Reflects the effect of a dividend ERDA paid to its stockholders in the form of the stock of its majority-owned subsidiary immediately prior to acquisition.

(4) Reflects $11.3 million of excess cash received in connection with the financing reduced by $2.8 million of Carl Booth cash not acquired.

(5) Reflects the excess of the total purchase price over the fair value of the Carl Booth & ERDA assets acquired. For purposes of this pro forma consolidated financial data, we allocated the excess purchase price to goodwill and amortized the amounts on a straight-line basis over 30 years. Such allocations are preliminary and may change upon completion of the final valuations of the assets acquired.

(6) Reflects $1.9 million of fees and expenses associated with the financing, reduced by a $188,000 write-off of financing costs related to debt repaid upon acquisition of ERDA.

(7) Reflects the net increase resulting from the senior credit facility borrowings in connection with the financing, reduced by debt repaid upon acquisition of ERDA as follows:

                                                                                      LONG-TERM DEBT
                                                                          -------------------------------------
                                                                            CURRENT     LONG-TERM      TOTAL
                                                                          -----------  -----------  -----------
                                                                                  (DOLLARS IN THOUSANDS)
       Senior term debt borrowings .....................................  $       713  $    54,287  $    55,000
       Senior revolving credit facility repayment ......................           -       (26,100)     (26,100)
       Debt repaid upon acquisition of ERDA.............................       (1,760)      (8,881)     (10,641)
                                                                          -----------  -----------  -----------
         Net increase (decrease)........................................  $    (1,047) $    19,306  $    18,259
                                                                          ===========  ===========  ===========


(8) Reflects accrued interest paid upon repayment of ERDA's debt at acquisition.

(9)  Reflects proceeds from the sale of preferred stock.

(10) Reflects the additional capital contribution from DeCrane Holdings, reduced by the elimination of Carl Booth's and ERDA's stockholders' equity upon acquisition.

(11) Reflects our historical results of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 derived from our historical audited and unaudited consolidated financial statements.

(12) Reflects the historical results of operations of companies we acquired for the periods not included in our historical results.

(13) Reflects the results of operations of companies we acquired that are not included in our historical results. The results of operations for the companies we acquired are for the periods from the beginning of the period presented to the dates indicated below. For periods subsequent to those dates, their respective results of operations are included in our historical results.

1999 ACQUISITIONS

-    PATS - January 21, 1999

-    PPI - April 22, 1999

-    Custom Woodwork - August 4, 1999;

-    PCI NewCo - October 5, 1999;

-    International Custom Interiors - October 7, 1999

-    Infinity - December 16, 1999

2000 ACQUISITION

-    Carl Booth - March 31, 2000

-    ERDA - March 31, 2000, 2000

     Tables summarizing the acquired companies' results of operations for the twelve months ended December 31, 1999 and the three months ended March 31, 2000 appear below.

                                                                                  2000 ACQUISITIONS
                                                                   TOTAL 1999     -----------------
                                                                     ACQUISI-     CARL
                                                                       TIONS      BOOTH     ERDA (a)    TOTAL
                                                                     ---------  ---------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
       YEAR ENDED DECEMBER 31, 1999

       Revenues ...................................................  $  52,834  $  13,757  $  21,476  $  88,067
       Cost of sales ..............................................     36,440     10,163     16,783     63,386
                                                                     ---------  ---------  ---------  ---------

       Gross profit ...............................................     16,394      3,594      4,693     24,681

       Selling, general and administrative expenses ...............      5,324      1,237      2,270      8,831
       Amortization of intangible assets ..........................        124       -           239        363
                                                                     ---------  ---------  ---------  ---------

       Operating income ...........................................     10,946      2,357      2,184     15,487

       Interest expense (income) ..................................        152        (65)       997      1,084
       Other income ...............................................        (29)       (25)        -         (54)
                                                                     ---------  ---------  ---------  ---------

       Income before provision for income taxes and
          extraordinary item ......................................     10,823      2,447      1,187     14,457

       Provision for income taxes (benefit) .......................       (827)        -         389       (438)
                                                                     ---------  ---------  ---------  ---------

       Net income .................................................  $  11,650  $   2,447  $     798  $  14,895
                                                                     =========  =========  =========  =========

                                                                                     1999 ACQUISITIONS
                                                        ---------------------------------------------------------------------------
                                                                                                  INTERNATIONAL
                                                                               CUSTOM       PCI      CUSTOM
                                                           PATS       PPI     WOODWORK     NEWCO    INTERIORS  INFINITY     TOTAL
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                                  (DOLLARS IN THOUSANDS)
       YEAR ENDED DECEMBER 31, 1999

       Revenues ......................................  $     451  $  12,757  $   4,972  $   6,692  $   4,753  $  23,209 $   52,834
       Cost of sales .................................      1,229      8,435      2,203      4,747      3,057     16,769     36,440
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------

       Gross profit (loss)............................       (778)     4,322      2,769      1,945      1,696      6,440     16,394

       Selling, general and administrative expenses ..        611        944        262        520        492      2,495      5,324
       Amortization of intangible assets .............         -         124         -          -          -          -         124
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------

       Operating income (loss) .......................     (1,389)     3,254      2,507      1,425      1,204      3,945     10,946

       Interest expense (income) .....................         23        127        (11)        (2)       (19)        34        152
       Other expenses (income) .......................         11        (33)        -          (3)        (4)        -         (29)
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------

       Income (loss) before provision for
         income taxes and extraordinary item .........     (1,423)     3,160      2,518      1,430      1,227      3,911     10,823

       Provision for income taxes (benefit) ..........     (1,244)        -          -          -         417         -        (827)
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------

       Net income (loss) .............................  $    (179) $   3,160  $   2,518  $   1,430  $     810  $   3,911  $  11,650
                                                        =========  =========  =========  =========  =========  =========  =========

                                                                                  2000 ACQUISITIONS
                                                                                --------------------
                                                                                  CARL
                                                                                  BOOTH    ERDA (a)     TOTAL
                                                                                ---------  ---------  ---------

                                                                                      (DOLLARS IN THOUSANDS)
       THREE MONTHS ENDED MARCH 31, 2000

       Revenues ..............................................................  $   4,414  $   7,462  $  11,876
       Cost of sales .........................................................      2,172      5,544      7,716
                                                                                ---------  ---------  ---------

       Gross profit ..........................................................      2,242      1,918      4,160

       Selling, general and administrative expenses ..........................        307        845      1,152
       Amortization of intangible assets .....................................         -          84         84
                                                                                ---------  ---------  ---------

       Operating income ......................................................      1,935        989      2,924

       Interest expense (income) .............................................        (22)       307        285
                                                                                ---------  ---------  ---------

       Income before provision for income taxes and
         extraordinary item ..................................................      1,957        682      2,639

       Provision for income taxes ............................................         -         223        223
                                                                                ---------  ---------  ---------

       Net income ............................................................  $   1,957  $     459  $   2,416
                                                                                =========  =========  =========


(a) Excludes the operating results of ERDA's majority owned subsidiary not acquired.

(14) Reflects the elimination of intercompany sales.

(15) Reflects the net decrease in selling, general and administrative expenses attributable to the following:

                                                                                                      THREE
                                                                                       YEAR ENDED  MONTHS ENDED
                                                                                      DECEMBER 31,   MARCH 31,
                                                                                          1999         2000
                                                                                      -----------   -----------
                                                                                        (DOLLARS IN THOUSANDS)
       Acquisition related expenses (a).............................................  $      (716)  $        -
       Bonuses and employment contract termination expenses (b).....................         (468)           -
       Other, net (c) ..............................................................          (22)           -
                                                                                      -----------   -----------
         Decrease in selling, general and administrative expenses ..................  $    (1,206)  $        -
                                                                                      ===========   ===========

----------
       (a) Reflects a reduction for non-capitalizable acquisition expenses incurred by PATS and Infinity on behalf of their stockholders related to their respective acquisitions by us.

       (b) Reflects a reduction in expenses attributable to employment contract termination expenses and nonrecurring bonuses awarded prior to, and in anticipation of, our acquisitions of PATS and Infinity.

       (c) Reflects cost savings attributable to employee benefit plans implemented at the companies we acquired.

(16) Reflects the net increase in amortization expense pertaining to the amortization of goodwill and other intangible assets related to the companies we have acquired as follows:

                                                                                       YEARS                     THREE
                                                                      INTANGIBLE     ESTIMATED   YEAR ENDED  MONTHS ENDED
                                                                        ASSET         USEFUL    DECEMBER 31,   MARCH 31,
                                                                        AMOUNT       LIFE (a)       1999         2000
                                                                      ----------    ----------   ----------    ----------

                                                                                    (DOLLARS IN THOUSANDS)
       Elimination of predecessor basis amortization (b)............                            $      (363) $       (84)
       Amortization attributable to companies acquired (c):
         Goodwill ..................................................  $   144,371       30            2,759          279
         Customer contracts ........................................        8,390        7              100           -
         FAA certifications ........................................        2,000       15               11           -
         Engineering drawings ......................................        2,624       15               25           -
         Assembled workforce .......................................        2,327        7              135           -
                                                                                                -----------  -----------
           Net increase in amortization expense ....................                            $     2,667  $       195
                                                                                                ===========  ===========

----------

       (a) Amortized on a straight-line basis over the respective estimated useful lives.

       (b) Reflects the elimination of amortization expense recorded by PPI and ERDA for periods prior to their acquisition.

       (c) Reflects adjustments for all of our 1999 and 2000 acquisitions from the beginning of the period presented to their respective acquisition dates; subsequent to those dates, amortization expense is included in our historical results.

(17) Reflects the net increase in interest expense, including deferred financing cost amortization and commitment fees, as a result of our 1999 and 2000 acquisitions as if they all had occurred on January 1, 1999.

       The components of pro forma interest expense are summarized in the table on the following page.

                                                                                                       THREE
                                                                                       YEAR ENDED  MONTHS ENDED
                                                                                      DECEMBER 31,   MARCH 31,
                                                      RATE OR TERM        AMOUNT          1999         2000
                                                    ----------------    -----------   ------------ ------------

                                                                        (DOLLARS IN THOUSANDS)
       Senior credit facility (a):
         Term facilities:
           Term A ...............................   LIBOR (b) + 3.0%           (c)        3,450          897
           Term B ...............................   LIBOR (b) + 3.5%           (d)       11,930        3,215
           Term D ...............................   LIBOR (b) + 4.0%           (e)        8,668        2,337
       Senior subordinated notes ................        12.00%            100,000       12,000        3,000
       Customer advance .........................         7.50%                (f)          380           76
       Other long-term obligations ..............     4.7% to 25.7%            (g)          251           91
       Deferred financing cost amortization:
         Senior revolving credit facilities .....      6 years (h)           1,277          213           53
         Senior term facilities:
           Term A ...............................      6 years (i)           1,141          343           82
           Term B ...............................      7 years (i)           4,211          679          169
           Term D ...............................      6 years (i)           3,100          481          120
         Senior subordinated notes ..............     10 years (i)           5,810          581          145
       Commitment fees and expenses .............                                           472          118
                                                                                    -----------  -----------
           Pro forma interest expense (j) .......                                   $    39,448  $    10,303
                                                                                    ===========  ===========

----------
       (a) Reflects our senior credit facility as amended for all of our 1999 and 2000 acquisitions and the 2000 debt refinancing, as if all events had occurred on January 1, 1999.

       (b) Calculations based on the historical LIBOR rates charged during the respective periods. The weighted average historical LIBOR rates were as follows:

                                                                                                     THREE
                                                                                     YEAR ENDED  MONTHS ENDED
                                                                                    DECEMBER 31,   MARCH 31,
                                                                                        1999         2000
                                                                                    ------------ ------------
           Term A facility .......................................................     5.368%       6.111%
           Term B facility .......................................................     5.369%       6.119%
           Term D facility .......................................................     5.396%       6.191%


       (c) Reflects Term A facility borrowings of $34.5 million at December 31, 1998 plus $7.5 million pro forma additional borrowings as of January 1, 1999 for our Infinity and Carl Booth acquisitions, reduced by quarterly principal payments of $500,000 on March 31, 1999, $531,000 on June 30 and September 30, 1999 and $1.1 million on December 31, 1999 and March 31, 2000. The pro forma weighted average borrowings outstanding under the Term A facility were $41.2 million for the twelve months ended December 31, 1999 and $39.4 million for the three months ended March 31, 2000.

       (d) Reflects Term B facility borrowings of $44.9 million at December 31, 1998 plus $90.0 million pro forma additional borrowings as of January 1, 1999 for our PATS and PPI acquisition, reduced by quarterly principal payments of $163,000 on March 31, 1999 and $338,000 commencing June 30, 1999. The pro forma weighted average borrowings outstanding under the Term B facility were $134.5 million for the twelve months ended December 31, 1999 and $133.7 million for the three months ended March 31, 2000.

       (e) Reflects Term D facility pro forma additional borrowings of $92.5 million as of January 1, 1999 for our Infinity and Carl Booth acquisitions and to repay then existing revolving credit facility borrowings as of January 1, 1998, reduced by quarterly principal payments of $100,000 on March 31, 1999 and $231,000 commencing June 30, 1999. The pro forma weighted average borrowings outstanding under the Term D facility were $92.3 million for the twelve months ended December 31, 1999 and $91.7 million for the three months ended March 31, 2000.

       (f) Reflects a $5.0 million customer advance related to our PATS acquisition, pro forma as of January 1, 1999, reduced by principal payments of $975,000 on November 30, 1999. The pro forma weighted average advance outstanding was $4.9 million for the twelve months ended December 31, 1999 and $4.0 million for the three months ended March 31, 2000.

       (g) Reflects historical interest expense related to capital lease obligations and equipment term debt financing.

       (h) Deferred financing costs are amortized on a straight-line basis over the term of the agreement.

       (i) Deferred financing costs are amortized using the effective interest method.

       (j) A 0.125% change in the interest rates charged on variable rate borrowings would change interest expense and net income (loss) by:

                                                                                                    THREE
                                                                                     YEAR ENDED  MONTHS ENDED
                                                                                    DECEMBER 31,   MARCH 31,
                                                                                        1999         2000
                                                                                    ------------ ------------

                                                                                      (DOLLARS IN THOUSANDS)
           Interest expense ......................................................  $       340  $        83
           Net income (loss) .....................................................          206           50

(18) Represents an increase in the provision for income taxes as a result of reflecting a pro forma provision for income taxes on the income of PPI, Custom Woodwork, PCI NewCo, Infinity and Carl Booth which were taxed as S Corporations or partnerships prior to their acquisitions, partially offset by a decrease in pro forma taxable income. The effective tax rate differs from the U.S. federal statutory rate primarily due to goodwill amortization related to acquisitions not deductible for income tax purposes and state and foreign income taxes.

(19) Supplemental pro forma financial information is as follows:

                                                                                                                    THREE
                                                                                                    YEAR ENDED  MONTHS ENDED
                                                                                                   DECEMBER 31,   MARCH 31,
                                                                                                       1999         2000
                                                                                                   ------------ ------------

                                                                                                     (DOLLARS IN THOUSANDS)
       Net cash provided by (used for):
         Operating activities ...................................................................  $    23,902  $    (2,996)
         Investing activities ...................................................................     (206,709)     (78,219)
         Financing activities ...................................................................      191,227       84,282
       EBITDA (a) ...............................................................................       75,136       20,629
       Depreciation and amortization (b) ........................................................       23,770        6,828
       Capital expenditures:

         Paid in cash ...........................................................................        9,276        1,827
         Financed with capital lease obligations ................................................        2,388           58
       Cash interest expense ....................................................................       37,151        9,734
       Ratio of earnings to fixed charges (c) ...................................................           --         1.3x

----------

       (a) EBITDA equals operating income plus depreciation, amortization, the 1999 Systems Integration Group non-recurring restructuring charge, non-recurring charges, DLJ advisory fees, non-cash acquisition related charges and other non-operating costs. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method, and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

       (b) Reflects depreciation and amortization of plant and equipment, goodwill and other intangible assets. Excludes amortization of deferred financing costs, which are classified as a component of interest expense.

       (c) For purposes of calculating the ratio of earnings to fixed charges, earnings represent net income before income taxes, minority interest in the income of majority-owned subsidiaries, extraordinary items and fixed charges. Fixed charges consist of:

           -   interest, whether expensed or capitalized;
           - amortization of debt expense and discount relating to any indebtedness, whether expensed or capitalized; and
           - one-third of rental expense under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.

          There were deficiencies of earnings to fixed charges of $671,000 for the year ended December 31, 1999.